UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2012

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director: On July 9, 2012, the Board of Directors of International Paper Company (the “Company”) elected Christopher E. Kubasik as a director and assigned him to its Audit and Finance, and Governance Committees, effective July 10, 2012. Mr. Kubasik’s term as a director will expire at the annual meeting of the Company’s stockholders in May 2013, at which time his continued Board service will be subject to renomination and stockholder approval. With the election of Mr. Kubasik and the previously disclosed election of Ilene S. Gordon (effective October 1, 2012), the size of the Board has been increased to 11 members.

Mr. Kubasik, age 51, is Vice Chairman, President and Chief Operating Officer of Lockheed Martin Corporation, a publicly traded global security and aerospace company. In April 2012, he was elected as Chief Executive Officer of Lockheed Martin, effective January 2013, and was elected as Vice Chairman and a director of Lockheed Martin in June 2012. He has been Lockheed Martin’s President and Chief Operating Officer since January 2010. He previously served as Lockheed Martin’s Executive Vice President – Electronic Systems from September 2007 to December 2009, and as Lockheed Martin’s Executive Vice President and Chief Financial Officer from February 2001 to August 2007. He received an executive engineering certificate from Carnegie Mellon University in 2008 and completed the Systems Acquisition Management Course for Flag Officers at the Defense Acquisition University in 2004. He holds a bachelor’s degree in accounting from the University of Maryland.

The Board of Directors has determined that Mr. Kubasik is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2011, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Mr. Kubasik was not pursuant to any arrangement or understanding between him and any other person. The Governance Committee of the Board of Directors recommended him to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying him as a potential Board candidate.

Mr. Kubasik will be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date:	July 10, 2012	By:	/s/ SHARON R. RYAN
Name: Sharon R. Ryan
Title: Senior Vice President, General Counsel and Corporate Secretary

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